Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Compass Pathways plc of our report dated March 24, 2026 relating to the financial statements, which appears in Compass Pathways plc’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 24, 2026
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